SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

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                                    FORM 8-K

                                 CURRENT REPORT

                         PURSUANT TO SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

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                Date of Report (Date of earliest event reported):
                     September 20, 1999 (September 8, 1999)


                          TELSCAPE INTERNATIONAL, INC.
             (Exact name of registrant as specified in its charter)


             TEXAS                     0-24622                75-2433637
  (State or other jurisdiction       (Commission            (IRS Employer
       of incorporation)             File Number)         Identification No.)


          2700 Post Oak Blvd, Suite 1000, Houston, Texas      77056

        (Address of principal executive offices)            (Zip Code)


       Registrant's telephone number, including area code: (713) 968-0968


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          (Former name or former address, if changed since last report)

Item 5.   Other Events.

      On August 27, 1999, Telscape International, Inc., the registrant, along with its subsidiaries, Telereunion S.A. de C.V. ("Telereunion"), Telereunion International, S.A. de C.V., Telereunion, Inc., Telscape USA, Inc., MSN Communications, Inc., Interlink Communications, Inc., TSCP International, Inc., Vextro De Mexico S.A. de C.V., Servicios Corporativos Vextro, S.A. de C.V., Telscape de Mexico S.A. de C.V., N.S.I. S.A. de C.V., Lan and Wan S.A. de C.V. and M.S. Noticias y Telecomunicaciones, S.A. de C.V. (collectively, the "Borrowers") signed a credit agreement ("Credit Agreement") with Lucent Technologies, Inc. ("Lucent").

      The Credit Agreement provides for up to $40 million in financing of which $6.0 million was used to repay short-term debt and $34 million will be used to pay amounts due to Lucent under a Supply Agreement for the construction of Telereunion's long distance network in Mexico.

      The registrant borrowed $24.0 million under the Credit Agreement on August 27,1999. Subsequent loans under the Credit Agreement are subject to the satisfaction of certain conditions precedent.

      The Credit Agreement provides for principal payments on each Loan to be made in nine installments with the first installment due on the first anniversary of the closing date with each succeeding installment due in six month increments. The amount of the payment on each installment shall be a percentage of the total aggregate amount of the Loan, as follows: installments 1-2: 5%; installments 3-4: 10%; installments 5-6: 12.5%; installments 7-9: 15%. In addition, the Credit Agreement provides for annual mandatory prepayments beginning in the year ended December 31, 2000 equal to 50% of Excess Cash Flow of such year. Excess Cash Flow is defined in the Credit Agreement and includes EBITDA (as defined) less certain items including capital expenditures, payments of indebtedness, income tax payments, and equity investments in Telecommunications companies.

      Interest under the Credit Agreement is calculated, at the Borrowers' option, at either the London interbank offered rates plus an Applicable Margin or the Bank of America, N.A. prime lending rate plus an Applicable Margin. Applicable Margin is defined as follows: Year 1: 5.75%; Year 2: 6.00%; Year 3:
6.25%; Year 4: 6.75%, Year 5: 7.25%. The Company has the option of borrowing under the Credit Facility for interest payments until the first anniversary date of the closing date. There is a 0.75% commitment fee on the unutilized and undrawn commitment until the commitment termination date, which is on the first anniversary of the closing date of the Credit Agreement.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.

  (c)     Exhibits

      10.1 - Credit Agreement dated August 27, 1999 by and between Telscape International, Inc., Telereunion S.A. de C.V., Telereunion International, S.A. de C.V., Telereunion, Inc., Telscape USA, Inc., MSN Communications, Inc., Interlink Communications, Inc., TSCP International, Inc., Vextro de Mexico S.A. de C.V., Servicios Corporativos Vextro, S.A. de C.V., Telscape de Mexico S.A. de C.V., N.S.I. S.A de C.V., Lan and Wan S.A. de C.V., MS Noticias y Telecommunicaciones, S.A. de C.V., and Lucent Technologies Inc.

      99.1  - Press release of the Registrant dated September 8, 1999.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                      TELSCAPE INTERNATIONAL, INC.
                                      (Registrant)

Date: September 20, 1999              /s/ E. SCOTT CRIST
                                          E. Scott Crist
                                          CEO and Principal Executive Officer

Date: September 20, 1999              /s/ TODD M. BINET
                                          Todd M. Binet
                                          President, CFO
                                          Principal Financial Officer

Date: September 20, 1999              /s/ JESSE MORRIS
                                          Jesse Morris
                                          Vice President of Finance, Controller
                                          Principal Accounting Officer

                                  EXHIBIT INDEX

EXHIBIT
NUMBER                             DESCRIPTION


*10.1 Credit Agreement dated August 27, 1999 by and between Telscape International, Inc., Telereunion S.A. de C.V., Telereunion International, S.A. de C.V., Telereunion, Inc., Telscape USA, Inc., MSN Communications, Inc., Interlink Communications, Inc., TSCP International, Inc., Vextro de Mexico S.A. de C.V., Servicios Corporativos Vextro, S.A. de C.V., Telscape de Mexico S.A. de C.V., N.S.I. S.A de C.V., Lan and Wan S.A. de C.V., MS Noticias y Telecommunicaciones, S.A. de C.V., and Lucent Technologies Inc.


*99.1       Press release of the Registrant dated September 8, 1999

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*Filed herewith